WICOR, INC.

                           RESTRICTED STOCK AGREEMENT

             THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between WICOR, Inc., a Wisconsin corporation with its principal offices at Milwaukee, Wisconsin (the "Company"), and the employee of the Company or one of its affiliates and whose signature is set forth on the signature page hereof (the
   "Participant").


                              W I T N E S S E T H :

             WHEREAS, the Company has adopted the 1994 Long-Term Performance Plan (the "Plan") to permit shares of the Company's common stock (the "Stock"), to be awarded to certain key salaried employees of the Company and any subsidiary (individually, a "Participating Company" and collectively, the "Participating Companies"); and

             WHEREAS, the Participant is a key salaried employee of a Participating Company, and the Company desires such employee to remain in such employ and to further an opportunity for his stock ownership in the Company in order to increase his proprietary interest in the success of the Company;

             NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

             1. Award of Restricted Stock. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of shares of Stock set forth on the signature page hereof (the "Restricted Stock").

             2. Restrictions. Except as otherwise provided herein, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the date of release (the "Release Date") determined in accordance with the performance criteria schedule attached hereto as Exhibit A (the "Performance Criteria Schedule"). Any defined term used in this Paragraph and not defined elsewhere in this Agreement shall have the meaning given it in that certain Rights Agreement, dated as of August 29, 1989, between the Company and Manufacturers Hanover Trust Company, or any successor agreement as the Committee shall determine. Notwithstanding anything in this Paragraph 2, the date on which a Person becomes an Acquiring Person shall be the Release Date.

             3. Escrow. Certificates for shares of Restricted Stock shall be issued as soon as practicable in the name of the Participant but shall be held in escrow by the Company, as escrow agent. Upon issuance of such certificates, (i) the Company shall give the Participant a receipt for the Restricted Stock held in escrow which will state that the Company holds such Stock in escrow for the account of the Participant, subject to the terms of this Agreement, and (ii) the Participant shall give the Company a stock power for such Stock duly endorsed in blank which will be held in escrow for use in the event such Stock is forfeited in whole or in part. Unless theretofore forfeited as provided herein, Restricted Stock shall cease to be held in escrow and certificates for such Stock shall be delivered to the Participant on the Release Date.

             4. Transfer After Release Date; Securities Law Restrictions. As determined in accordance with the Performance Criteria Schedule, that portion of Restricted Stock shall become free of the restrictions of Paragraph 2 and be freely transferable by the Participant on the Release Date. Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Restricted Stock that has not been registered under the Securities Act of 1933, as amended (the "Act") (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Restricted Stock to such effect.

             5. Termination of Employment or Death. If the Participant's employment with any Participating Company is terminated for any reason (including death) prior to the Release Date, all Restricted Stock shall be forfeited to the Company on the date on which such termination of employment occurs.

             6. Certificate Legend. In addition to any legends placed on certificates for Restricted Stock under Paragraph 4 hereof, each certificate for shares of Restricted Stock may bear the following legend:

             "THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WICOR, INC. 1994 LONG-TERM PERFORMANCE PLAN AND A RESTRICTED STOCK AGREEMENT BETWEEN WICOR, INC. AND THE REGISTERED OWNER HEREOF. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF WICOR, INC."

   When the restrictions imposed by Paragraph 2 hereof terminate, the Participant shall be entitled to have the foregoing legend removed from the certificates representing such Restricted Stock.

             7. Voting Rights; Dividends and Other Distributions. (a) While the Restricted Stock is subject to restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant may exercise full voting rights for the Restricted Stock registered in his or her name and held in escrow hereunder.

             (b) While the Restricted Stock is subject to the restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock, such shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which they were paid, including the requirement that Restricted Stock be held in escrow pursuant to Paragraph 3 hereof.

             (c) Subject to the provisions of this Agreement, the Participant shall have, with respect to the Restricted Stock, all other rights of holders of Stock.

             8. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue or release from escrow Restricted Stock to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock or as a result of the termination of the restrictions on such Stock hereunder.

             (b) If the Participant does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Participant may satisfy the Company's withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant from escrow hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock. The election must be made in writing and, if the Participant is an Insider (as defined below), (i) delivered to the Company either six months or more prior to the Tax Date or during a ten-day period beginning on the third day following the release of the Company's quarterly or annual summary statement of sales and earnings which occurs prior to the Tax Date and (ii) shall not be effective until at least six months after the Grant Date, provided, however, that the restriction in clause (ii) shall not apply in the event death or Total Disability of the Participant occurs prior to the expiration of such six-month period. If the Participant is not an Insider, the election must be delivered to the Company prior to the Tax Date. If the Participant is an Insider, the full number of shares of Restricted Stock deliverable may be released to the Participant, and in such event the Participant shall be unconditionally obligated to tender back to the Company, as soon as practicable after the Tax Date, a number of shares of Stock having a Fair Market Value on the Tax Date equal to the minimum amount required to be withheld. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, (i) "Tax Date" means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor and (ii) "Insider" means an officer or director of the Company or a beneficial owner of more than 10% of the class of Stock.

             9. Powers of Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its shareholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of any Participating Company, or interfere with or limit in any way the right of any Participating Company to terminate the Participant's employment at any time.

             10. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Restricted Stock.

             11. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

             (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

             (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

             (d) Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Participant at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 626 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Treasurer. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

             (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant, except that the Participant may not transfer any interest in any Restricted Stock prior to the release of the restrictions imposed by Paragraph 2.

             (f) This Agreement is subject in all respects to the terms and conditions of the Plan.

             IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year set forth below.

                                 WICOR, INC. ("Company")

                                 By:_________________________________________
                                 Title:

                                 Participant: _______________________________

                                 No. of Shares of Restricted Stock: _________

                                 Date of Agreement: _________________________

                                 Grant Date: ________________________________